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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                           Current Report Pursuant To
                           Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): January 29, 1999




                            STRIKER INDUSTRIES, INC.



Delaware      Commission File No. 0-10096        IRS Employer ID No. 84-0834953


One Riverway, Suite 2450, Houston, Texas 77056
Registrant's telephone number, including area code: (713) 622-4092
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Item 1.  Change in Control of Registrant.

       On or about January 29, 1999, an affiliate of the Registrant, David A. Collins, a Director, its Chief Executive Officer and a more than 10% owner of its then outstanding Common Stock, without receipt of consideration or other form of remuneration of any kind, transferred record and beneficial ownership of 496,193 restricted shares of Common Stock of the Registrant, constituting approximately 11.4% of Registrant's issued and outstanding Common Stock on such date, as restricted securities subject to Rule 144 limitations and restrictions on transfer, to two non-U.S. person corporations believed by the Registrant to be existing shareholders of the Registrant, namely Rigel Investments Corp. (297,715 shares) and Privat Kredit Bank (198,478 shares), in a transaction which may constitute a change in control of Registrant. Registrant does not know the respective percentage ownership of its voting securities now owned beneficially, directly or indirectly, by the transferees of Mr. Collins' shares.

       In addition, an aggregate of 604,382 additional restricted shares of Common Stock of the Registrant were issued at or shortly after the end of January 1999 to (i) holders of promissory notes of the Registrant dated December 29, 1997 and maturing December 31, 2005 in capitalization of, exchange for, satisfaction and cancellation of $2,550,007 in aggregate amount of principal and accrued interest owing thereon (170,007 shares), and (ii) holders of promissory notes of wholly-owned subsidiaries of the Registrant aggregating $10,650,000 in principal amount, bearing various dates of issuance and all maturing December 31, 2005, guaranteed as to payment by Registrant, in cancellation, full payment and satisfaction of all present accrued interest, as well as cancellation of all obligation for future payment of interest, on the guaranteed notes of the subsidiaries (434,375 shares).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STRIKER INDUSTRIES, INC.

DATE: February 12, 1999.                By: /s/ David A. Collins
                                      -----------------------------
                                            David A. Collins
                                            Chief Executive Officer